QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.11

 Dated 10 December 2002

 LUMINA PARTICIPATION SARL
as Settlor

 DEXIA BANQUE INTERNATIONALE A LUXEMBOURG
as Fiduciary

 THE ROYAL BANK OF SCOTLAND PLC
as Facility Agent

—and—

 CREDIT SUISSE FIRST BOSTON LONDON BRANCH
as Mezzanine Facilty Agent

FIDUCIARY AGREEMENT
(CONTRAT DE FIDUCIE)

THIS FIDUCIARY AGREEMENT (CONTRAT DE FIDUCIE) IS MADE ON 10 DECEMBER 2002,
BETWEEN:
(1)
LUMINA PARTICIPATION SARL, a société à responsabilié limitée incorporated under the laws of Luxembourg and registered with registry of trade and companies of Luxembourg under number B 88 254 and having its registered office at 5, boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg;
(hereinafter the "Settlor");
(2)
DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, a société anonyme incorporated under the laws of Luxembourg and registered with registry of trade and companies of Luxembourg under number B 6 307 and having its registered office at 69, route d'Esch, L-1470 Luxembourg, Grand Duchy of Luxembourg;
(hereinafter the "Fiduciary");
(3)	THE ROYAL BANK OF SCOTLAND PLC, in its capacity as agent for itself and for and on behalf of the Senior Lenders;
(hereinafter the "Facility Agent");
AND:
(4)	CREDIT SUISSE FIRST BOSTON LONDON BRANCH, in its capacity as agent for itself and for and on behalf of the Mezzanine Lenders;
(hereinafter the "Mezzanine Facility Agent").
IN THE PRESENCE OF: The Company.
WHEREAS:
(A)	Pursuant to the Finance Documents, the Finance Parties have agreed to Finance partially the subscription by the Company of the Funding Bonds.
(B)	It is a condition precedent to the obligations of the Finance Parties under the Finance Documents that the Settlor execute and deliver this Fiduciary Agreement.
IT IS AGREED AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION
1.1	In this Fiduciary Agreement:
"Beneficiaries" means the Finance Parties, the Facility Agent and the Mezzanine Facility Agent;

"Company" means Lumina Financing I Sàrl, a société à résponsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg with a share capital of EUR 12,500 registered with company register of Luxembourg under number B 88 336 and having its registered office at 15, rue de la Chapelle, L-1325 Luxembourg, Grand Duchy of Luxembourg;
"Corporate Services Agreement" means the corporate services agreement of even date in the form set out in the schedule hereto;

"Entrustment Period" means the period beginning on the date hereof and ending on the date on which the Financial Indebtedness has been irrevocably and unconditionally discharged in full to the satisfaction of the Facility Agent and the Mezzanine Facility Agent and that all the commitments of the Finance Parties towards the Company under the Finance Documents have come to an end under and in accordance with the Finance Documents;

"Event of Default" means an event defined as an Event of Default in the Finance Documents;
"Existing Shares" means 500 shares of 25 EUR each representing the entire share capital of the Company held by the Settlor;

"Fiduciary Assets" means the Existing Shares and/or all other shares which may be issued by the Company in lieu of the Existing Shares and all other shares which the Company may issue in the future in addition to the Existing Shares;

"FIMAF" means FIMAF SAS, a société par actions simplifiée incoporated under laws of France and registerd with the registry of trade and companies of Paris under number 421 391 269 and having its registered office at 89, rue Taitbout, 75009 Paris, France;
"Finance Documents" has the meaning ascribed to it in the Senior Credit Agreement;

"Financial Indebtedness" means all monies and liabilities now or in the future due, owing or incurred by the Company and the Settlor (as the case may be) to the Finance Parties under the Finance Documents (or any of them) and to the Finance Parties and the Fiduciary under this Fiduciary Agreement in whatsoever manner in any currency or currencies whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith;
"Finance Parties" means the Senior Lenders and the Mezzanine Lenders;
"Mezzanine Lenders" has the meaning given to it in the Mezzanine Loan Agreement;

"Mezzanine Loan Agreement" means the € 600,000,000 mezzanine credit agreement dated 26 July 2002 as amended and restated from time to time between, inter alios, the Company as Borrower, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and The Royal Bank of Scotland Plc, as Mandated Mezzanine Joint Lead Arrangers and Credit Suisse First Boston as Mezzanine Facility Agent and The Royal Bank of Scotland Plc as Security Agent;

"Senior Credit Agreement" means the € 2,222,000,000 senior credit agreement dated 26 July 2002 as amended and restated from time to time between, inter alios, the Company as Borrower, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and The Royal Bank of Scotland Plc as Mandated Lead Arrangers and The Royal Bank of Scotland Plc as Facility Agent and Security Agent; and
"Senior Lenders" has the meaning given to it in the Senior Credit Agreement.
1.2	Capitalised terms used and not otherwise defined herein shall bear the meaning ascribed thereto in the Finance Documents.

2.	TRANSFER, UNDERTAKINGS AND DECLARATION OF FIDUCIE
2.1
The Settlor hereby transfers to the Fiduciary who accepts and agrees to hold in favour of the Beneficiaries, in accordance with the terms of this Fiduciary Agreement, the Existing Shares together with all connected rights, free and clear from all charges, guarantees, privileges, pledges, preferential rights, options or any other security, restrictions or third party rights of any nature.
2.2	In accordance with the terms of this Fiduciary Agreement, all other shares which:
	(a)	may be issued by the Company in lieu of the Existing Shares; and
	(b)	the Company may issue in the future in addition to the Existing Shares;

together with all connected rights, free and clear from all charges, guarantees, privileges, pledges, preferential rights, options or any other security, restrictions or third party rights of any nature, shall automatically be transferred to the Fiduciary who accepts and agrees to hold them in favour of the Beneficiaries.
3.	FIDUCIARY POWERS AND OBLIGATIONS
3.1	The Fiduciary undertakes:
(a)
to act for all its duties set out herein upon instructions and order of the Settlor but upon reception of a copy of a notice of the occurrence of an Event of Default, to cease immediately to take any orders or instructions from the Settlor and to act upon the sole written instructions of the Facility Agent and/or the Mezzanine Facility Agent;
(b)
subject to paragraph (a) above and paragraph (c) below, to exercise any and all powers which it has as the sole shareholder of the Company in order to ensure that the Company's managers shall be appointed by it according to the instructions for nomination received from the Settlor. Such managers shall be specifically instructed to ensure that the Company strictly complies with all its obligations under the Finance Documents and Debtco PECs;
(c)
to revoke immediately the Company's managers, who are appointed upon the instructions of the Settlor and who are in any event revocable ad nutum, upon reception from the Facility Agent and/or the Mezzanine Facility Agent of a copy of a notice of the occurrence of an Event of Default given to the Company by the Facility Agent and/or Mezzanine Facility Agent acting under and pursuant to the Finance Documents. The managers so dismissed shall be replaced by new managers according to the instructions for nomination received from the Facility Agent and the Mezzanine Facility Agent;
(d)
to revoke immediately the Company's managers who have been appointed in accordance with paragraph (c) above upon reception from the Facility Agent and/or the Mezzanine Facility Agent of a copy of the notification of the Company by the Facility Agent and/or the Mezzanine Agent that the relevant Event of Default has been waived or remedied or has ceased to exist;
(e)
in particular, to exercise any and all powers which it has as the sole shareholder of the Company in order to ensure that, upon receipt of a copy of a notice of the occurrence of an Event of Default or acceleration under the Finance Documents and as instructed in writing by the Facility Agent and/or the Mezzanine Facility Agent acting under and pursuant to the Finance Documents, the Company immediately declares and notifies an Event of Default under the relevant Funding Bonds and/or accelerates the payment of the relevant Funding Bonds (subject to the Intercreditor Deed) and takes all other appropriate steps to enforce the Company's rights against FIMAF. At all times, the Fiduciary shall solely act in its capacity as fiduciary for and on behalf of and at the exclusive risk and benefit of the Beneficiaries;

(f)
to exercise any and all powers which it has as the sole shareholder of the Company in order to ensure, upon written instruction from the Settlor or the Facility Agent and/or the Mezzanine Facility Agent, in accordance with Article 3.1 (a), that the elections made by FIMAF pursuant to the Funding Bonds (such as inter alia interest periods and voluntary prepayments) are automatically applied to the Senior Credit Agreement and the Mezzanine Loan Agreement and that the Company shall agree to amend the Funding Bonds to the extent necessary to reflect changes agreed under the Senior Credit Agreement and/or the Mezzanine Loan Agreement; and
(g) that at all times not to proceed to any amendment of the articles of association of the Company without the prior written consent of the Facility Agent and the Mezzanine Facility Agent.
3.2
At the exclusive risk and benefit of the Company and ultimately the Beneficiaries, all the parties are informed that the Company shall enter into the Corporate Services Agreement with the Settlor to deal with the administrative management of the Funding Bonds and the Senior Credit Agreement and Mezzanine Credit Agreement (such as inter alia the preparation of proforma consolidated (or aggregated) balance sheets, preparation and delivery of financial information or certificates to the Senior Lenders and Mezzanine Lenders, monitoring of interest rate protection and calculation of interest and waivers and amendments of an administrative nature).
3.3
The Fiduciary will not be obliged to exercise any of the rights attached to the Fiduciary Assets with which it is entrusted, except the rights specified in Article 3.1 here above. The Fiduciary may not be held liable (other than in respect of its own gross negligence or wilful misconduct), either in the case of action or in the case of inaction, with regard to its duties as shareholder of the Company.
3.4
The Fiduciary shall vote at the shareholders' meetings of the Company, in accordance with the prior written instruction of the Settlor or the Facility Agent and/or the Mezzanine Facility Agent, as the case may be in accordance with Article 3.1 above. The Fiduciary is authorised henceforth, without incurring any liability, either in the case of action or in the case of inaction, to carry out all acts and to undertake all actions which it deems to be necessary or beneficial to comply with the provisions of the present Fiduciary Agreement.
3.5
It has been expressly agreed by the parties that the Fiduciary will not have any obligations other than those expressly set out in this Fiduciary Agreement. Its liability is limited by contract to an amount not exceeding the fees paid to it by the Settlor for a period of two years.
3.6
The Fiduciary shall hold the Fiduciary Assets in its own name but on behalf of the Beneficiaries. The Settlor or the Beneficiaries, as the case may be, shall bear all economic and legal risks related to the transactions made by the Fiduciary and/or the Company according to the instructions received by the Settlor or the Beneficiaries.
3.7
In connection with the due performance of its obligations hereunder, the Fiduciary may consult on any legal matter any legal adviser selected by it and it shall incur no liability for actions taken, or not to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser, unless the Fiduciary has been grossly negligent or has engaged in wilful misconduct.
4.	FEES AND EXPENSES
4.1	The Fiduciary shall be entitled to remuneration payable by the Settlor for its services hereunder payable annually in arrears at the rate of thirty thousand euro (EUR 30.000,-) per annum.

4.2
In addition to the above mentioned annual remuneration, the Fiduciary shall be entitled to a one time set-up fee of five thousand euro (EUR 5.000,-) payable at the execution of the Fiduciary Agreement.
4.3
The Fiduciary shall be reimbursed by the Settlor on demand for all expenses and costs (reasonably incurred) as well as all taxes and duties, present or future, which may result from the execution of this Fiduciary Agreement and in particular their costs occurred in connection with Article 3.7 above.
4.4
The transfer of the Company's shares at termination of the Fiduciary Agreement from the Fiduciary to the Settlor shall be subject to the settlement by the Settlor of all of the Fiduciary's fees and expenses.
5.	AMENDMENTS AND CORRESPONDENCE
5.1	Any amendment to the present agreement must be in writing and be approved by the Settlor, the Fiduciary, the Facility Agent and the Mezzanine Facility Agent.
5.2
Any advice, request or information requested or permitted under the terms of this agreement must be in writing. The correspondence addressed to the Settlor shall be sent to its address set out above or to any other address communicated in sufficient time by the Settlor. The correspondence addressed to the Fiduciary shall be sent to any other address communicated in sufficient time by the Fiduciary.
6.	ASSIGNMENT
6.1	The Settlor is not entitled to assign its rights and duties resulting from this agreement.
6.2
The Fiduciary may upon prior written consent of the Facility Agent and the Mezzanine Facility Agent, which shall not be unreasonably withheld, assign its rights and duties resulting from this agreement. The Settlor, the Facility Agent and the Mezzanine Facility Agent undertake to use all reasonable efforts to assist the Fiduciary in the search for an assignee.
7.	HEADINGS
The headings here included have been inserted only for the purpose of convenience and do not modify or restrict the provisions of this agreement.
8.	START DATE OF THE FIDUCIARY AGREEMENT
This agreement will take effect on the date mentioned above the signatures of the Settlor and of the Fiduciary.
9.	TERMINATION OF THE FIDUCIARY AGREEMENT

The present agreement is entered into for the Entrustment Period. This agreement however shall not cease to be in effect or deemed novated in the event that (i) there is a change in the Fiduciary Assets as provided for under Article 2.2 above and (ii) in case of an assignment by the Fiduciary of its rights and duties in accordance with Article 6.2.
10.	CONSEQUENCES OF THE TERMINATION OF THE FIDUCIARY AGREEMENT
10.1	Upon termination of this Fiduciary Agreement:
(a)
and upon proper instructions from the Settlor, the Fiduciary shall promptly restore, without any consideration, the Fiduciary Assets to the Settlor, its legal successor(s) or any person(s) designated by it;

(b)
the Fiduciary shall restore to the Settlor, its legal successor(s) or any person(s) designated by it, any share certificate(s), if applicable. Failing any express instruction from the Settlor, the Fiduciary may, at the termination or this Fiduciary Agreement, proceed to have the Settlor, its legal successor(s) or any person(s) designated by it registered as the legal holder of the Fiduciary Assets in the relevant (share) register(s); and
(c)
the Fiduciary undertakes, irrevocably, to sign, upon request from the Settlor or its legal successor(s), any private or notarial share transfer agreement in favor of the Settlor, its legal successor(s) or any person(s) designated by it; the costs of which will be borne by the Settlor or its legal successor(s).
10.2
The Fiduciary will be entitled to the payment of all fees and reimbursement of all expenses due until the termination of this agreement in accordance with Article 4 above, even if accrued or invoiced thereafter. The fees of the Fiduciary paid for a full year shall be reimbursed on a prorata basis for the number of remaining days that the present agreement is terminated by either party during the course of such year.
11.	NOTICES
11.1
Except as specifically provided otherwise in this Fiduciary Agreement, any notice, copy of a notice relating to the Finance Documents, demand consent, agreement or other communication to be served or sent under this Fiduciary Agreement shall be in writing and in English and shall be made by letter or by facsimile to the party to be served or sent and shall be deemed to have been given when delivered in person or upon actual receipt. For the purposes hereof, the address and facsimile number of each party to this Fiduciary Agreement shall be as set forth under such party's name in Article 11.2 or such other address or facsimile number as shall be designated by such person to the other parties in accordance with the forgoing.
11.2	The addresses and facsimile numbers of the parties for the purposes of Article 11.1 above are as follow:
The Settlor
	Address:	5, boulevard de la Foire L-1528 Luxembourg Grand Duchy of Luxembourg
	Fax:	+352 45 123 204
	Attention of:	Luc Hansen
The Fiduciary
	Address:	69, route d'Esch L-1470 Luxembourg Grand Duchy of Luxembourg
	Fax:	+352 45 90 28 87
	Attention of:	Richard De Giorgi/Marc Mercier

The Facility Agent
	Address:	8, rue Lavoisier 75008 Paris France
	Fax:	00 33 1 49 24 12 10
	Attention of:	Gisèle Sadroge/Valérie Werdenberg/Benoit Petin
The Mezzanine Facility Agent
	Address:	One Cabot Square London E14 4QJ United Kingdom
	Fax:	00 44 20 7888 8398
	Attention of:	Agency and Loans Support
The Company
	Address:	15, rue de la Chapelle L-1325 Luxembourg Grand Duchy of Luxembourg
	Fax:	00 33 1 55 31 79 30
	Attention of:	Arnaud Desclèves
12.	GOVERNING LAW AND JURISDICTION
12.1
This Fiduciary Agreement, and the rights, obligations and liabilities of the Settlor and the Fiduciary hereunder, shall be governed by the laws of Luxembourg, to the exclusion of its rules of conflict of laws. It shall in particular be governed by the Grand Ducal Decree of 19 July 1983 on fiduciary agreements, as amended.

12.2
Any claims, disputes or disagreements arising under, in connection with or by reason of this fiduciary agreement shall be brought by the Settlor and the Fiduciary in the courts of Luxembourg-City, and each of the Settlor and the Fiduciary hereby submits to the exclusive jurisdiction of such courts in any such actions or proceeding and waives any objection to the jurisdiction or venue of such courts.
Executed in Paris, London and Luxembourg on 10 December 2002, in five (5) originals.

The Settlor LUMINA PARTICIPATION SARL		The Fiduciary DEXIA BANQUE INTERNATIONALE A LUXEMBOURG
By:		By:
In:		In:	Luxembourg
Name:	Arnaud Desclèces	Name:	Simon Hauxwell and Albert Pennacchio
The Facility Agent		The Mezzanine Facility Agent
THE ROYAL BANK OF SCOTLAND PLC		CREDIT SUISSE FIRST BOSTON LONDON BRANCH
in its capacity as agent for itself and for and on behalf of the relevant Beneficiaries		in its capacity as agent for itself and for and on behalf of the relevant Beneficiaries
By:		By:
In:		In:
Name:		Name:
In the presence of:
The Company Lumina Financing I Sàrl
By:
In:
Name:	Arnaud Desclèces

Schedule
Corporate Services Agreement

QuickLinks

  Exhibit 10.11
Schedule Corporate Services Agreement